Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Money Market Obligations Trust:

In planning and performing our audits of the financ ial statements of Federated California
Municipal Cash Trust, Federated Connecticut Municip al Cash Trust, Federated Florida
Municipal Cash Trust, Federated Georgia Municipal Ca sh Trust, Federated
Massachusetts Municipal Cash Trust, Federated Michig an Municipal Cash Trust,
Federated Minnesota Municipal Cash Trust, Federated N ew Jersey Municipal Cash Trust,
Federated New York Municipal Cash Trust, Federated N orth Carolina Municipal Cash
Trust, Federated Ohio Municipal Cash Trust, Federated
 Pennsylvania Municipal Cash
Trust, Federated Virginia Municipal Cash Trust and Fe derated Tax-Free Trust (fourteen of the portfolios constituting Money Market Obligation s Trust) (collectively, the
"Funds") as of and for the year ended October 31, 2014,
 in accordance with the standards
of the Public Company Accounting Oversight Board (Unit ed States), we considered the
Funds' internal control over financial reporting, incl uding controls over safeguarding securities, as a basis for designing our auditing proc edures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingl y, we express no such opinion.

The management of the Funds is responsible for establis hing and maintaining effective internal control over financial reporting. In fulfilli ng this responsibility, estimates and judgments by management are required to assess the exp ected benefits and related costs of controls. A company's internal control over finan cial reporting is a process designed to provide reasonable assurance regarding the reliabil ity of financial reporting and the preparation of financial statements for external purpos es in accordance with generally accepted accounting principles. A company's internal c ontrol over financial reporting includes those policies and procedures that (1) pertai n to the maintenance of records that, in reasonable detail, accurately and fairly reflect th e transactions and dispositions of the assets of the company; (2) provide reasonable assuranc e that transactions are recorded as necessary to permit preparation of financial statement s in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of ma nagement and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection
of unauthorized acquisition, use or disposition of a co mpany's assets that could have a material effect on the financial statements.









Because of its inherent limitations, internal control o ver financial reporting may not prevent or detect misstatements. Also, projections of a ny evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of
changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporti ng exists when the design or operation of a control does not allow management or emp loyees, in the normal course of performing their assigned functions, to prevent or dete ct misstatements on a timely basis.
A material weakness is a deficiency, or a combination
 of deficiencies, in internal control
over financial reporting, such that there is a reason able possibility that a material misstatement of the company's annual or interim finan cial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control ove r financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be materi al weaknesses under standards established by the Public Company Accounting Oversight
 Board (United States).
However, we noted no deficiencies in the Funds' intern al control over financial reporting and its operation, including controls over safeguardin g securities, that we consider to be a material weakness as defined above as of October 31, 2
014.



This report is intended solely for the information an d use of management and the Board of Trustees of the Funds and the Securities and Excha nge Commission and is not intended to be and should not be used by anyone other than these specified parties.



   Ernst & Young LLP



December 23, 2014